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                                                                   EXHIBIT 11(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 14 to the registration statement on Form N-1A (the "Registration Statement") of Schwab Capital Trust of our reports dated November 27, 1996, relating to the financial statements and financial highlights of Schwab International Index Fund(R), Schwab
Small - Cap Index Fund(R), Schwab S&P 500 Fund, Schwab Analytics Fund(TM), Schwab Asset Director(R) - High Growth Fund, Schwab Asset Director(R) - Balanced Growth Fund, Schwab Asset Director(R) - Conservative Growth Fund, and Schwab OneSource Portfolios - International, which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectuses of the aforementioned funds, which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Accountants and Reports to Shareholders" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectuses.



/s/ Price Waterhouse LLP

Price Waterhouse LLP
San Francisco, California
December 17, 1996